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                                                                    EXHIBIT 10.6


                                 E3 CORPORATION

                              STOCK INCENTIVE PLAN
                         STOCK OPTION GRANT CERTIFICATE




         E3 Corporation, a Georgia corporation (the "Company"), hereby grants to the optionee named below ("Optionee") an option (this "Option") to purchase the total number of shares shown below of Common Stock of the Company (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), subject to all of the terms and conditions on the reverse side of this Stock Option Grant Certificate and the E3 Corporation Stock Incentive Plan (the "Plan"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Plan. The terms and conditions set forth on the reverse side hereof and the terms and conditions of the Plan are incorporated herein by reference.

         IN WITNESS WHEREOF, this Stock Option Grant Certificate has been executed by the Company by a duly authorized officer as of the date specified hereon.


E3 Corporation


By:___________________________


Date of Grant:

Type of Stock Option:

         Non-Qualified


Shares Subject to Option:


Exercise Price Per Share:


Term of Option:


Shares subject to issuance under this Option shall be eligible for exercise according to the vesting schedule selected below and further described in
Section 10 on the reverse of this Stock Option Grant Certificate.


Four Year Vesting


         Optionee hereby acknowledges receipt of a copy of the Plan, represents that Optionee has read and understands the terms and provisions of the Plan, and accepts this Option subject to all the terms and conditions of the Plan and this Stock Option Grant Certificate. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that Optionee should consult a tax adviser prior to such exercise or disposition.



________________________________________________________________________________
Signature of Optionee



________________________________________________________________________________
Print Name of Optionee

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         1.       EXERCISE PERIOD OF OPTION. Subject to the terms and conditions of this Option and the Plan, and unless otherwise modified by a written modification signed by the Company and Optionee, this Option may be exercised with respect to all of the Shares, but only according to the vesting schedule selected on the reverse of this Stock Option Grant Certificate and as described in Section 10 below, prior to the date which is the last day of the term set forth on the face hereof following the date of grant (hereinafter "Expiration Date").

         2. RESTRICTIONS ON EXERCISE. This Option may not be exercised, unless such exercise is in compliance with the Securities Act of 1933 and all applicable state securities laws, as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of exercise. Optionee understands that the Company is under no obligation to register, qualify or list the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

         3. TERMINATION OF OPTION. Except as provided below in this Section, this Option may not be exercised after the date which is ninety (90) days after Optionee ceases to perform services for the Company, or any Parent or Subsidiary. Optionee shall be considered to perform services for the Company, or any Parent or Subsidiary, for all purposes under this Section and Section 10 hereof, if Optionee is an officer or full-time employee of the Company, or any Parent or Subsidiary, or if the Board determines that Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company, or any Parent or Subsidiary. The Board shall have discretion to determine whether Optionee has ceased to perform services for the Company, or any Parent or Subsidiary, and the effective date on which such services cease (the "Termination Date"). Notwithstanding anything contained herein to the contrary, if the corporate position of Optionee is, at any time, altered or revised such that Optionee's responsibilities are materially reduced or decreased for any reason, as determined by the Board in its sole discretion, the vesting of Shares under Section 10 shall cease, effective as of the date of such reduction in Optionee's employment responsibilities; provided, however, except as otherwise provided in this Option and the Plan, Optionee shall have the right to exercise this Option with respect to Shares which have vested under Section 10 as of the date of such reduction of Optionee's responsibilities.

                  (a) Termination Generally. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, for any reason, except death or disability (within the meaning of Code Section 22(e)(3)), this Option shall immediately be forfeited, along with any and all rights or subsequent rights attached thereto, ninety (90) days following the Termination Date, but in no event later than the Expiration Date; provided however, that this Option shall be forfeited immediately in the event and upon Optionee violating any noncompetition, nonsolicitation, nondisclosure or other similar agreement.

                  (b) Termination for Cause. This Option shall immediately terminate and be forfeited in the event the Optionee's employment is terminated by the Company, or any Parent or Subsidiary, for any of the following reasons ("Cause"): (i) conduct of Optionee amounting to fraud, dishonesty, willful misconduct or acts of moral turpitude inconsistent with the best interests of the Company or (ii) Optionee's unauthorized disclosure of any trade secrets or confidential or proprietary information of the Company.

                  (c) Death or Disability. If Optionee ceases to perform services for the Company, or any Parent or Subsidiary, as a result of the death or disability of Optionee (as determined by the Board in its sole discretion), this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the Termination Date, may be exercised by Optionee (or, in the event of Optionee's death, by Optionee's legal representative) within ninety (90) days after the Termination Date, but in no event later than the Expiration Date.

                  (d) No Right to Employment. Nothing in the Plan or this Stock Option Grant Certificate shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company, or any Parent or Subsidiary, or limit in any way the right of the Company, or any Parent or Subsidiary, to terminate Optionee's employment or other relationship at any time, with or without cause.

         4.       MANNER OF EXERCISE.

                  (a) Exercise Agreement. This Option shall be exercisable by delivery to the Company of an executed Exercise and Shareholder Agreement ("Exercise Agreement") in the form of the Exercise Agreement delivered to Optionee, if applicable, or in such other form as may be approved or accepted by the Company, which shall set forth Optionee's election to exercise this Option with respect to some or all of the Shares, the number of Shares being purchased, any restrictions imposed on the Shares, and such other representations and agreements as may be required by the Company to comply with applicable securities laws.

                  (b) Exercise Price. Such notice shall be accompanied by full payment of the Exercise Price for the Shares being purchased. Payment for the Shares may be made in U.S. dollars in cash (by check) or, where permitted by law and approved by the Board or Committee in its sole discretion: (i) by cancellation of indebtedness of the Company to Optionee; (ii) by surrender of shares of Common Stock of the Company that have been owned by Optionee for more than six (6) months (and which have been paid for within the meaning of SEC Rule 144, and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares), or were obtained by Optionee in the open public market, having a Fair Market Value equal to the Exercise Price of the Shares being purchased; (iii) by instructing the Company to withhold Shares otherwise issuable pursuant to the exercise of the Option having a Fair Market Value equal to the Exercise Price of the Shares being purchased (including the withheld Shares); (iv) by waiver of compensation accrued by Optionee for services rendered; (v) by delivery to the Company of a promissory note executed by Optionee which shall include such terms and conditions as the Board shall approve in accordance with the terms and conditions of the Plan; or (vi) a combination of the foregoing as approved by the Board.

                  (c) Withholding Taxes. Prior to the issuance of Shares upon exercise of this Option, Optionee must pay, or make adequate provision for, any applicable federal or state withholding obligations of the Company. Where approved by the Board, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares exercised.

                  (d) Issuance of Shares. Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall cause the Shares to be issued in the name of Optionee or Optionee's legal representative.

         5. NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If this Option is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of: (a) the date two
(2) years after the Date of Grant, or (b) the date one (1) year after exercise of the ISO, with respect to the Shares to be sold or disposed, Optionee shall immediately notify the Company in writing of such sale or disposition. Optionee acknowledges and agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by Optionee from any such early disposition by payment in cash or out of the current wages or earnings payable to Optionee.

         6. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, other than by will or by the laws of descent and distribution, and may be exercised during Optionee's lifetime only by Optionee. The terms of this Option shall be binding upon the executor, administrators, successors and assigns of Optionee.

         7. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT THE GRANT AND EXERCISE OF THIS OPTION, AND THE SALE OF SHARES OBTAINED THROUGH THE EXERCISE OF THIS OPTION, MAY HAVE TAX IMPLICATIONS THAT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO OPTIONEE. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH, OR WILL CONSULT WITH, HIS OR HER TAX ADVISOR AND OPTIONEE FURTHER ACKNOWLEDGES THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY FINANCIAL, TAX OR OTHER ADVICE.

         8. INTERPRETATION. Any dispute regarding the interpretation of this Stock Option Grant Certificate shall be submitted by Optionee or the Company to the Board or Committee which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or Committee shall be final and binding on the Company and Optionee.

         9. ENTIRE AGREEMENT. The Plan and the Exercise Agreement are incorporated herein by this reference. Optionee acknowledges and agrees that the granting of this Option constitutes a full accord, satisfaction and release of all obligations or commitments made to Optionee by the Company or any of its officers, directors, shareholders or affiliates with respect to the issuance of any securities, or rights to acquire securities, of the Company or any of its affiliates. This Stock Option Grant Certificate, the Plan and the Exercise Agreement constitute the entire agreement of the parties hereto, and supersede all prior undertakings and agreements with respect to the subject matter hereof.

         10. VESTING AND EXERCISE OF SHARES. Subject to the terms of the Plan, this Stock Option Grant Certificate, the Exercise Agreement and Section 11 hereof, the issuance of Shares pursuant to the exercise of this Option shall be subject to the vesting restrictions selected on the reverse side of this Stock Option Grant Certificate and defined below. For purposes of this Section, "Continuous Service" means a period of continuous performance of services by Optionee for the Company, a Parent, or a Subsidiary, as determined by the Board.

         Four Year Vesting: Optionee may exercise this Option with respect to the percentage of Shares set forth below only after Optionee has completed the following periods of Continuous Service following the date of grant:
                  (a) After twenty-four (24) months of Continuous Service, up to forty percent (40%) of the Shares:
                  (b) After thirty-six (36) months of Continuous Service, up to seventy percent (70%) of the Shares: and
                  (c) After forty-eight (48) months of Continuous Service, up to one hundred percent (100%) of the Shares.

         11. VESTING AND EXERCISE OF SHARES UPON A CHANGE IN CONTROL. In the event that Optionee's employment is terminated by the Company other than for Cause within one (1) year following a "Change in Control," then the Option shall become fully vested and immediately exercisable upon such termination of employment. A "Change in Control" means (i) any transaction (which shall include a series of transactions occurring within 60 days or occurring pursuant to a plan) which has the result that shareholders of the Company immediately before such transaction cease to own at least a majority of the voting stock of the Company or of any entity which results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction, (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or (iii) a sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company.